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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Pioneer-Standard Electronics, Inc. and Subsidiaries of our report dated May 7, 2001 included in the 2001 Annual Report to Shareholders of Pioneer-Standard Electronics, Inc. and Subsidiaries.

We also consent to the incorporation by reference in the Registration Statements (Forms S-3 and Forms S-8) listed below and the related prospectuses of Pioneer-Standard Electronics, Inc. and Subsidiaries of our reports dated May 7, 2001 with respect to the consolidated financial statements of Pioneer-Standard Electronics, Inc. and Subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended March 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange
Commission:

         -    Registration of 220,000 Common Shares (Form S-3 No. 333-26697)
         -    Registration of 1,000,000 Common Shares (Form S-3 No. 333-74225)
         - Registration of 2,875,000 Trust Preferred Securities (Form S-3 No. 333-57359)
         - 1995 Stock Option Plan for Outside Directors of Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-07143)
         - 1991 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. (Forms S-8 No. 33-46008 and 33-53329)
         - 1982 Incentive Stock Option Plan of Pioneer-Standard Electronics, Inc. (Form S-8 No. 33-18790)
         - The Retirement Plan of Pioneer-Standard Electronics, Inc. (Form S-8 No. 333-40750).


                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
June 28, 2001